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                              CENTRAL BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

                             FINANCIAL EDGE FUND, LP
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
            THE PL CAPITAL GROUP ANNOUNCES FILING OF LAWSUIT AGAINST
                              CENTRAL BANCORP, INC.

       The PL Capital Group announced today that it filed a lawsuit in federal court against Central Bancorp, Inc. ("Central Bancorp") (NASDAQ National Market
- CEBK), its Chief Executive Officer John Doherty and each of the individual directors of Central Bancorp (Joseph Doherty, Terence Kenney, John Quinn, Gregory Boulos, John Gilgun, Nancy Neri and Marat Santini) (collectively, the "Defendants").

       The PL Capital Group's complaint alleges that the Defendants disenfranchised the stockholders of Central Bancorp by improperly attempting to adjourn Central Bancorp's 2002 Annual Meeting of Stockholders, held on September 30, 2002 (the "Annual Meeting"). According to the complaint, at the Annual Meeting, the PL Capital Group's nominees held a majority of votes cast and should have been elected to the Board of Directors of Central Bancorp.

       The PL Capital Group's lawsuit seeks, among other things, a declaratory judgement by the court that Defendants violated Central Bancorp's Bylaws and the Massachusetts Business Corporation Law; that the PL Capital Group held proxies representing a majority of the shares of stock available to vote at the Annual Meeting; that the Annual Meeting was officially terminated at 12:15 p.m., September 30, 2002; that Defendants breached their fiduciary duty to Central Bancorp stockholders by adjourning the Annual Meeting for the sole purpose of disenfranchising the majority of stockholders and by failing to obtain a vote of the majority of stockholders present in order to adjourn the Annual Meeting. In addition, the PL Capital Group's lawsuit requests the court to enter a temporary restraining order and a preliminary injunction enjoining the adjournment of the Annual Meeting, enjoining the further conduct of the vote for election of directors of Central and directing the certification of the vote as it existed at 12:15 p.m. on September 30, 2002.

       The PL Capital Group owns approximately 9.4% of Central Bancorp's outstanding common stock.

Contact:

                  PL Capital, LLC
                  John Palmer, 630-848-1340
                  Richard Lashley, 973-360-1666


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